Exhibit 5.1

May 10, 2024
MediaAlpha, Inc.
Ladies and Gentlemen:
We have acted as counsel for MediaAlpha, Inc., a Delaware corporation (the “Company”), in connection with post-effective amendment no. 2 on Form S-3 to the registration statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the proposed offering and resale of 7,590,000 shares of Class A common stock, par value $0.01 per share, of the Company (the “Shares”), by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”).
In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation: (a) the Amended and Restated Certificate of Incorporation of the Company, as amended; (b) the Amended and Restated By-laws of the Company, as amended; (c) certain resolutions adopted by the Board of Directors of the Company; and (d) the Registration Statement.
In rendering our opinion, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
Based upon and subject to the foregoing, we are of opinion that the Shares are validly issued, fully paid and nonassessable.
We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. The reference and limitation to “Delaware General Corporation Law” includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We are aware that we are referred to under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and in a prospectus supplement thereto. We hereby consent to such use of our name therein and the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
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Very truly yours,

/s/ Cravath, Swaine & Moore LLP
MediaAlpha, Inc.
700 South Flower Street, Suite 640
Los Angeles, California 90017
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